SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

H&E Equipment Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3507540
(State of Incorporation or Organization)	(IRS Employer Identification No.)

11100 Mead Road, Baton Rouge, Louisiana	70816
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this Form relates:  333-128996

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

The description of the common stock, par value $0.01 per share, of H&E Equipment Services, Inc. (the “Registrant”) is set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-128996), filed by the Registrant with the Securities and Exchange Commission on October 14, 2005 and as subsequently amended and as may be amended after the date hereof (the “Registration Statement”), and in the prospectus included in the Registration Statement and is hereby incorporated by reference in response to this item.  The final prospectus, when filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Document

2.1	Form of Agreement and Plan of Merger by and among the Registrant, H&E Holdings L.L.C., H&E Equipment Services L.L.C. and certain other parties thereto.*

3.4	Form of Amended and Restated Certificate of Incorporation of the Registrant.*

3.5	Form of Amended and Restated Bylaws of the Registrant.*

4.3	Specimen Certificate for Registrant’s common stock.*

4.4	Form of Amended and Restated Securityholders Agreement by and among the Registrant and certain other parties thereto.*

4.5	Form of Amended and Restated Registration Rights Agreement by and among the Registrant and certain other parties thereto.*

4.6	Form of Amended and Restated Investor Rights Agreement by and among the Registrant and certain other parties thereto.*

*Filed as equivalent exhibit number to the Registration Statement of Registrant on Form S-1 (333-128996), as amended, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

H&E EQUIPMENT SERVICES, INC.

	By	/s/ John M. Engquist
		Name:	John M. Engquist
		Title:	President and Chief Executive
Officer

Date: January 26, 2006

INDEX TO EXHIBITS

Exhibit
Number	Document

2.1	Form of Agreement and Plan of Merger by and among the Registrant, H&E Holdings L.L.C., H&E Equipment Services L.L.C. and certain other parties thereto.*

3.4	Form of Amended and Restated Certificate of Incorporation of the Registrant.*

3.5	Form of Amended and Restated Bylaws of the Registrant.*

4.3	Specimen Certificate for Registrant’s common stock.*

4.4	Form of Amended and Restated Securityholders Agreement by and among the Registrant and certain other parties thereto.*

4.5	Form of Amended and Restated Registration Rights Agreement by and among the Registrant and certain other parties thereto.*

4.6	Form of Amended and Restated Investor Rights Agreement by and among the Registrant and certain other parties thereto.*

*Filed as equivalent exhibit number to the Registration Statement of Registrant on Form S-1 (333-128996), as amended, and incorporated herein by reference.